Exhibit 99.1

For Release
April 23, 2014
1:00 p.m. PDT

Contacts:
Ed Pierce
Chief Financial Officer
(818) 878-7900

On Assignment Reports Results for First Quarter of 2014
Revenues up 15.9 percent Year-over-Year
Revenues, EPS & Adjusted EBITDA above our Previously Announced Estimates

CALABASAS, Calif., April 23, 2014 -- On Assignment, Inc. (NYSE: ASGN), a leading global provider of diversified professional staffing solutions, today reported results for the quarter ended March 31, 2014.

First Quarter Highlights

•
Revenues were $439.3 million, up 15.9 percent year-over-year and 9.8 percent on a pro forma basis (pro forma assumes the acquisitions of Whitaker Medical, LLC and CyberCoders Holdings, Inc. in December 2013 occurred at the beginning of 2013).

•	Adjusted Income from continuing operations (a non-GAAP measure defined below) was $23.1 million ($0.42 per diluted share).

•
Income from continuing operations was $14.0 million ($0.26 per diluted share). Income from continuing operations included $0.8 million ($0.5 million net of income taxes, or $0.01 per share) in acquisition, integration and strategic planning expenses, which were not included in our previously announced estimates.

•	Adjusted EBITDA (a non-GAAP measure defined below) was $40.2 million.

•	Amended our credit agreement on February 28, 2014, which results in an annual interest expense savings of approximately $1.0 million.

•	Leverage ratio (total indebtedness to trailing twelve months Adjusted EBITDA) was 2.12 to 1 at March 31, 2014, down from 2.2 to 1 at December 31, 2013.

Commenting on the results, Peter Dameris, President and Chief Executive Officer of On Assignment, Inc., said, “We reported strong financial results for the quarter despite the effects of the inclement weather. Our IT segments continue to report strong performance led by our Apex Segment, which grew 16 percent year-over-year. Demand for our IT services continues to be robust and we are well positioned to expand our market share.”

“During the quarter, we completed our five-year strategic plan, which we reviewed at our analysts’ day presentation last month. We have already realigned our operating segments, which we believe will enhance our ability to improve our growth prospects and our operating efficiency.”

First Quarter 2014 Results

Revenues for the quarter were $439.3 million, up 15.9 percent year-over-year (9.8 percent on a pro forma basis, which assumes the acquisitions of Whitaker Medical and CyberCoders had occurred at the beginning of 2013). Our two largest segments (Apex and Oxford) grew 15.6 percent year-over-year and 10.8 percent on a pro forma basis. These two segments accounted for 90 percent of consolidated revenues.

Gross profit was $137.6 million, up 25.0 percent year-over-year (10.2 percent on a pro forma basis). This improvement was primarily due to growth in revenues (which included the results of the businesses acquired in December 2013) and expansion in gross margin. Gross margin for the quarter was 31.3 percent, up from 29.0 percent in the first quarter of 2013 and up from 30.6 percent in the fourth quarter of 2013. The year-over-year expansion in gross margin was mainly attributable to a higher mix of permanent placement revenues (4.6 percent of revenues for the quarter compared with

1.9 percent in the first quarter of 2013) and slightly higher contract margins. The higher mix of permanent placement revenues in the quarter was attributable to the inclusion of CyberCoders, which accounted for $13.3 million of the $20.3 million in permanent placement revenues.

Selling, general and administrative (“SG&A”) expenses were $104.1 million (23.7 percent of revenues), up from $81.9 million (21.6 percent of revenues) in the first quarter of 2013 ($93.3 million, or 23.3 percent of revenues all on a pro forma basis). SG&A expenses for the quarter included acquisition, integration and strategic planning expenses of $0.8 million. The increase in the SG&A expense margin was primarily due to the inclusion of CyberCoders, which has higher gross and expense margins than our other business units.

Amortization of intangible assets was $6.2 million, compared with $5.4 million in the first quarter of 2013. The increase related to amortization from the businesses acquired in December 2013.

Interest expense for the quarter was $3.3 million compared with $5.1 million in the first quarter of 2013. Interest expense for the quarter was comprised of interest on the credit facility of $3.0 million and amortization of capitalized loan costs of $0.3 million. The leverage ratio (total indebtedness to trailing twelve months Adjusted EBITDA) at March 31, 2014 was 2.12 to 1, down from 2.2 to 1 at December 31, 2013. In February 2014, we amended our credit facility resulting in an increase in borrowings under our term A loan facility of $82.5 million and a pay down on our term B loan facility by the same amount. This amendment results in an annual interest savings of approximately $1.0 million.

The effective income tax rate for the quarter was 41.4 percent, a slight improvement from the 41.6 percent for the full year 2013.

Adjusted EBITDA (earnings before interest, taxes, depreciation, and amortization of identifiable intangible assets plus equity-based compensation expense and acquisition, integration and strategic planning expenses), was $40.2 million, up from $33.2 million for the first quarter of 2013. Adjusted EBITDA for the first quarter of 2013 included an $0.8 million benefit related to a reduction in an earn-out obligation.

Adjusted income from continuing operations was $23.1 million ($0.42 per diluted share). Income from continuing operations (which includes acquisition, integration and strategic planning expenses of $0.8 million, or $0.5 million net of income taxes) was $14.0 million ($0.26 per diluted share) compared with $10.2 million ($0.19 per diluted share) for the first quarter of 2013.

Net income, which is comprised of (i) income from continuing operations of $14.0 million and (ii) the loss from discontinued operations of $0.1 million, totaled $13.9 million ($0.25 per diluted share) compared with $24.6 million ($0.46 per diluted share) in the first quarter of 2013. Net income for 2013 included a $14.4 million gain on the sale of our Nurse Travel division.

Financial Estimates for Q2 2014

On Assignment is providing below financial estimates from continuing operations for the second quarter of 2014. These estimates do not include acquisition or integration-related costs and expenses and assume no deterioration in the staffing markets that On Assignment serves.

•	Revenues of $469.0 million to $472.0 million

•	Gross Margin of 31.9 percent to 32.1 percent

•	SG&A Expense (excludes amortization of intangible assets) of $106.7 to $107.7 million (includes $3.2 million in depreciation and $4.4 million in equity-based compensation expense)

•	Amortization of Intangible Assets of $6.2 million

•	Adjusted EBITDA of $50.5 million to $52.0 million

•	Effective Tax Rate of 41.5 percent

•	Adjusted Income from Continuing Operations of $28.2 million to $29.1 million

•	Adjusted Income from Continuing Operations per diluted share of $0.51 to $0.52

•	Income from Continuing Operations of $19.6 million to $20.5 million

•	Income from Continuing Operations per diluted share of $0.35 to $0.37

•	Diluted shares outstanding of 55.5 million

These estimates assume year-over-year revenue growth in the mid-teens for Apex and Oxford, over 20 percent for Physician and low teens for Other (our Life Sciences European division). On a pro forma basis, which assumes the acquisitions of Whitaker Medical and CyberCoders occurred at the beginning of 2013, the estimated growth rate for Oxford is low single digits and for Physician is a low single digit decline.

Conference Call

On Assignment will hold a conference call today at 4:30 p.m. EDT to review its first quarter financial results. The dial-in number is 800-230-1074 (+1-612-234-9959 for callers outside the United States) and the conference ID number is 324077. Participants should dial in ten minutes before the call. A replay of the conference call will be available beginning today at 6:30 p.m. EDT and ending at 11:30 p.m. EDT on Wednesday, May 7, 2014. The access number for the replay is 800-475-6701 (+1-320-365-3844 for callers outside the United States) and the conference ID number 324077.

This call is being webcast by Thomson/CCBN and can be accessed via On Assignment's web site at www.onassignment.com. Individual investors can also listen at Thomson/CCBN's site at www.fulldisclosure.com or by visiting any of the investor sites in Thomson/CCBN's Individual Investor Network.

About On Assignment

On Assignment, Inc. (NYSE: ASGN), is a leading global provider of in-demand, skilled professionals in the growing technology, healthcare and life sciences sectors, where quality people are the key to success. The Company goes beyond matching résumés with job descriptions to match people they know into positions they understand for temporary, contract-to-hire, and direct hire assignments. Clients recognize On Assignment for their quality candidates, quick response, and successful assignments. Professionals think of On Assignment as career-building partners with the depth and breadth of experience to help them reach their goals.

On Assignment was founded in 1985 and went public in 1992. The Company, which is headquartered in Calabasas, California, operates through a network of branch offices throughout the United States, Canada, United Kingdom, Netherlands, Ireland and Belgium. To learn more, visit http://www.onassignment.com.

Reasons for Presentation of Non-GAAP Financial Measures

Statements in this release and the accompanying Supplemental Financial Information include non-GAAP financial measures. Such information is provided as additional information, not as an alternative to our consolidated financial statements presented in accordance with GAAP, and is intended to enhance an overall understanding of our current financial performance. The Supplemental Financial Information sets forth financial measures reviewed by our management to evaluate our operating performance. Such measures also are used to determine a portion of the compensation for some of our executives and employees. We believe the non-GAAP financial measures provide useful information to management, investors and prospective investors by excluding certain charges and other amounts that we believe are not indicative of our core operating results. These non-GAAP measures are included to provide management, our investors and prospective investors with an alternative method for assessing our operating results in a manner that is focused on the performance of our ongoing operations and to provide a more consistent basis for comparison between quarters. One of the non-GAAP financial measures presented is EBITDA (earnings before interest, taxes, depreciation, and amortization of identifiable intangible assets), other terms include Adjusted EBITDA (EBITDA plus equity-based compensation expense, impairment charges, write-off of loan fees and acquisition, integration and strategic planning expenses) and Non-GAAP Income from Continuing Operations (Income from continuing operations, plus deferred financing fees written-off and acquisition, integration and strategic planning expenses, net of tax) and Adjusted Income from Continuing Operations and related per share amounts. These terms might not be calculated in the same manner as, and thus might not be comparable to, similarly titled measures reported by other companies. The financial statement tables that accompany this press release include a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure.

Safe Harbor

Certain statements made in this news release are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and involve a high degree of risk and uncertainty. Forward-looking statements include statements regarding the Company's anticipated financial and operating performance in 2014. All statements in this release, other than those setting forth strictly historical information, are forward-looking statements. Forward-looking statements are not guarantees of future performance, and actual results might differ materially. In particular, the Company makes no assurances that the estimates of revenues, gross margin, SG&A, Adjusted EBITDA, income from continuing operations, adjusted income from continuing operations, earnings per share or earnings per diluted share set forth above will be achieved. Factors that could cause or contribute to such differences include actual demand for our services, our ability to attract, train and retain qualified staffing consultants, our ability to remain competitive in obtaining and retaining temporary staffing clients, the availability of qualified temporary professionals, management of our growth, continued performance of our enterprise-wide information systems, and other risks detailed from time to time in our reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2013, as filed with the SEC on March 3, 2014. We specifically disclaim any intention or duty to update any forward-looking statements contained in this news release.

SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
(In thousands, except per share amounts)

	Three Months Ended
	March 31,		December 31,
	2014	2013 (1)	2013

Revenues	$439,274	$379,044	$423,598
Cost of services	301,686	268,933	293,845
Gross profit	137,588	110,111	129,753
Selling, general and administrative expenses	104,134	81,877	90,199
Amortization of intangible assets	6,172	5,379	5,898
Operating income	27,282	22,855	33,656
Interest expense, net	(3,328)	(5,096)	(3,429)
Income before income taxes	23,954	17,759	30,227
Provision for income taxes	9,906	7,543	12,802
Income from continuing operations	14,048	10,216	17,425
Gain on sale of discontinued operations, net of tax	—	14,412	16,428
Income (loss) from discontinued operations, net of tax	(131)	(15)	(1,443)
Net income	$13,917	$24,613	$32,410

Basic earnings per common share:
Income from continuing operations	$0.26	$0.19	$0.32
Income (loss) from discontinued operations	—	0.27	0.28
	$0.26	$0.46	$0.60

Diluted earnings per common share:
Income from continuing operations	$0.26	$0.19	$0.32
Income (loss) from discontinued operations	(0.01)	0.27	0.27
	$0.25	$0.46	$0.59

Number of shares and share equivalents used to calculate earnings per share:
Basic	54,104	53,046	53,868
Diluted	54,975	54,036	54,880

______
(1) Amounts differ from the previously reported numbers on our Form 10-Q for the period ended March 31, 2013, due to the retrospective presentation of discontinued operations related to the sale of Allied Healthcare in December 2013.

SUPPLEMENTAL SEGMENT FINANCIAL INFORMATION(1) (Unaudited)
(In thousands)

	Three Months Ended
	March 31,		December 31,
	2014	2013 (2)	2013
Revenues:
Apex	$278,408	$239,765	$281,032
Oxford	117,500	102,688	104,416
Physician	31,791	26,302	26,836
Other	11,575	10,289	11,314
	$439,274	$379,044	$423,598

Gross profit:
Apex	$75,506	$63,981	$78,864
Oxford	49,026	34,815	38,586
Physician	8,838	7,483	8,109
Other	4,218	3,832	4,194
	$137,588	$110,111	$129,753

______
(1) The segments reported above reflect the new segment configuration resulting from the operational changes that occurred in the first quarter of 2014. As a result of this realignment, Apex now includes Lab Support US (that was formerly part of our Life Sciences Segment), Oxford now includes our Clinical Research division (that was formerly part of our Life Sciences Segment) and the European Life Sciences unit (that was formerly part of our Life Sciences Segment) is now reported as Other. In addition, as reported in the fourth quarter of 2013, Oxford also includes our Health Information Management unit and CyberCoders. Our quarterly and full year historical segment data for 2012 and 2013 have been restated to conform to this configuration, which are included in an Appendix to our Analysts’ Day presentation that is included on our website.

(2) Amounts differ from the previously reported numbers on our Form 10-Q for the period ended March 31, 2013, due to the retrospective presentation of discontinued operations related to the sale of Allied Healthcare in December 2013.

SELECTED CASH FLOW INFORMATION (Unaudited)
(In thousands)

	Three Months Ended
	March 31,		December 31,
	2014	2013	2013
Cash provided by (used in) operations	$(4,321)	$3,575	$36,576
Capital expenditures	$4,020	$2,785	$4,238

SELECTED CONSOLIDATED BALANCE SHEET DATA (Unaudited)
(In thousands)

	March 31,	December 31,
	2014	2013
Cash and cash equivalents	$23,394	$37,350
Accounts receivable, net	277,553	262,224
Goodwill and intangible assets, net	857,507	863,403
Total assets	1,254,404	1,261,194
Current portion of long-term debt	18,250	10,000
Total current liabilities	157,168	169,021
Working capital	190,463	180,853
Long-term debt	375,563	389,813
Other long-term liabilities	61,159	62,227
Stockholders’ equity	660,514	640,133

RECONCILIATION OF GAAP INCOME FROM CONTINUING OPERATIONS AND EARNINGS PER SHARE TO NON-GAAP ADJUSTED EBITDA AND ADJUSTED EBITDA PER DILUTED SHARE (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended
	March 31,
	2014		2013 (1)		December 31, 2013
Net income	$13,917	$0.25	$24,613	$0.46	$32,410	$0.59
Income (loss) from discontinued operations, net of tax	(131)	(0.01)	14,397	0.27	14,985	0.27
Income from continuing operations	14,048	0.26	10,216	0.19	17,425	0.32
Interest expense, net	3,328	0.06	5,096	0.10	3,429	0.06
Provision for income taxes	9,906	0.18	7,543	0.14	12,802	0.23
Depreciation	2,787	0.05	1,830	0.03	2,301	0.04
Amortization of intangibles	6,172	0.11	5,379	0.10	5,898	0.11
EBITDA	36,241	0.66	30,064	0.56	41,855	0.76
Equity-based compensation	3,190	0.06	2,522	0.04	3,923	0.07
Acquisition, integration and strategic planning expenses	775	0.01	618	0.01	2,623	0.05
Adjusted EBITDA	$40,206	$0.73	$33,204	$0.61	$48,401	$0.88

Weighted average common and common equivalent shares outstanding (diluted)	54,975		54,036		54,880

______
(1) Amounts differ from the previously reported numbers on our Form 10-Q for the period ended March 31, 2013, due to the retrospective presentation of discontinued operations related to the sale of Allied Healthcare in December 2013.

RECONCILIATION OF GAAP INCOME AND EPS TO NON-GAAP INCOME AND EPS (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended
	March 31,				December 31,
	2014		2013 (1)		2013
Net income	$13,917	$0.25	$24,613	$0.46	$32,410	$0.59
Income (loss) from discontinued operations, net of tax	(131)	(0.01)	14,397	0.27	14,985	0.27
Income from continuing operations	14,048	0.26	10,216	0.19	17,425	0.32
Acquisition, integration and strategic planning expenses, net of income taxes	455	—	374	0.01	1,542	0.03
Non-GAAP income from continuing operations	$14,503	$0.26	$10,590	$0.20	$18,967	$0.35

Weighted average common and common equivalent shares outstanding (diluted)	54,975		54,036		54,880

_____
(1) Amounts differ from the previously reported numbers on our Form 10-Q for the period ended March 31, 2013, due to the retrospective presentation of discontinued operations related to the sale of Allied Healthcare in December 2013.

CALCULATION OF ADJUSTED EARNINGS PER SHARE (Unaudited)

(In thousands, except per share amounts)

	Three Months Ended
	March 31,
	2014	2013
Non-GAAP income from continuing operations (1)	$14,503	$10,590
Adjustments:
Amortization of intangible assets (2)	6,172	5,379
Cash tax savings on indefinite-lived intangible assets (3)	4,025	3,850
Excess of capital expenditures over depreciation, net of tax (4)	(1,025)	(1,025)
Income taxes on amortization for financial reporting purposes not deductible for income tax purposes (5)	(531)	—
Income from Continuing Operations - As Adjusted	$23,144	$18,794

Earnings per Diluted Share from Continuing Operations-- As Adjusted	$0.42	$0.35

Weighted average common and common equivalent shares outstanding (diluted)	54,975	54,036

______

(1)	Non-GAAP income from continuing operations as calculated on preceding page. Non-GAAP income from continuing operations excludes acquisition, integration and strategic planning expenses.

(2)	Amortization of identifiable intangible assets of acquired businesses.

(3)
Income tax benefit (using 39 percent marginal tax rate) from amortization for income tax purposes of certain indefinite-lived intangible assets (goodwill and trademarks), on acquisitions in which the Company received a step-up tax basis. For income tax purposes, these assets are amortized on a straight-line basis over 15 years. For financial reporting purposes, these assets are not amortized and a deferred tax provision is recorded that fully offsets the cash tax benefit in the determination of net income.

(4)
Excess capital expenditures over depreciation is equal to one-quarter of the estimated full year difference between capital expenditures less depreciation, tax affected using an estimated marginal combined federal and state tax rate of 39 percent.

(5)
Income taxes (assuming a 39 percent marginal rate) on the portion of amortization of identifiable intangible assets, which are not deductible for income tax purposes (mainly amortization associated with the CyberCoders acquisition that the Company was not able to step-up the tax basis in those acquired assets for tax purposes).

SUPPLEMENTAL FINANCIAL AND OPERATING DATA(1) (Unaudited)
(Dollars in thousands)

	Apex	Oxford	Physician	Other	Consolidated
Revenues:
Q1 2014	$278,408	$117,500	$31,791	$11,575	$439,274
Q4 2013	$281,032	$104,416	$26,836	$11,314	$423,598
% Sequential change	(0.9)%	12.5%	18.5%	2.3%	3.7%
Q1 2013	$239,765	$102,688	$26,302	$10,289	$379,044
% Year-over-year change	16.1%	14.4%	20.9%	12.5%	15.9%

Direct hire and conversion revenues:
Q1 2014	$3,682	$15,027	$741	$862	$20,312
Q4 2013	$3,221	$3,892	$746	$838	$8,697
Q1 2013	$3,229	$1,903	$1,019	$1,027	$7,178

Gross margins:
Q1 2014	27.1%	41.7%	27.8%	36.4%	31.3%
Q4 2013	28.1%	37.0%	30.2%	37.1%	30.6%
Q1 2013	26.7%	33.9%	28.5%	37.2%	29.0%

Average number of staffing consultants:
Q1 2014	818	796	148	53	1,815
Q4 2013	805	660	106	59	1,630
Q1 2013	772	565	107	59	1,503

Average number of customers:
Q1 2014	1,375	849	269	136	2,629
Q4 2013	1,381	892	214	156	2,643
Q1 2013	1,312	747	173	144	2,376

Top 10 customers as a percentage of revenue:
Q1 2014	30.6%	13.8%	19.4%	56.1%	19.4%
Q4 2013	31.1%	14.6%	20.9%	54.3%	20.6%
Q1 2013	29.7%	15.5%	21.6%	54.4%	19.1%

Average bill rate:
Q1 2014	$53.89	$110.55	$173.29	$53.66	$64.87
Q4 2013	$53.41	$113.75	$186.44	$51.91	$64.11
Q1 2013	$53.59	$117.67	$185.92	$53.95	$65.89

Gross profit per staffing consultant:
Q1 2014	$92,000	$62,000	$60,000	$80,000	$76,000
Q4 2013	$98,000	$58,000	$77,000	$71,000	$80,000
Q1 2013	$83,000	$62,000	$70,000	$65,000	$73,000
_____
(1) The segments reported above reflect the new segment configuration resulting from the operational changes that occurred in the first quarter of 2014. As a result of this realignment, Apex now includes Lab Support US (that was formerly part of our Life Sciences Segment), Oxford now includes our Clinical Research division (that was formerly part of our Life Sciences Segment) and the European Life Sciences unit (that was formerly part of our Life Sciences Segment) is now reported as Other. In addition, as reported in the fourth quarter of 2013, Oxford also includes our Health Information Management unit and CyberCoders. Our quarterly and full year historical segment data for 2012 and 2013 have been restated to conform to this configuration, which are included in an Appendix to our Analysts’ Day presentation that is included on our website.

SUPPLEMENTAL FINANCIAL INFORMATION – KEY METRICS (Unaudited)

	Three Months Ended
	March 31, 2014	December 31, 2013
Percentage of revenues:
Top ten clients	19.4%	20.6%
Direct hire/conversion	4.6%	2.1%

Bill rate:
% Sequential change	1.2%	(1.8%)
% Year-over-year change	(1.5%)	(1.9%)

Bill/Pay spread:
% Sequential change	0.8%	(1.3%)
% Year-over-year change	(1.0%)	(1.6%)

Average headcount:
Contract professionals (CP)	12,454	12,363
Staffing consultants (SC)	1,815	1,630

Productivity:
Gross profit per SC	$76,000	$80,000